SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 18, 2009

Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of Principal Executive Office) (Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Repurchase Agreement. On May 18, 2009, we entered into a stock repurchase agreement (the “Repurchase Agreement”) with Friedman, Billings, Ramsey Group, Inc., d/b/a Arlington Asset Investment Corp. (“Arlington Asset”), and, Arlington Asset’s direct, wholly-owned subsidiary, FBR TRS Holdings, Inc. (“FBR TRS Holdings”), pursuant to which, among other things, the Company will repurchase a total of 16,667,000 shares of the Company’s common stock directly from FBR TRS Holdings (the “Repurchase Transaction”). The repurchase from FBR TRS Holdings was a privately negotiated transaction, and the Company will pay a purchase price of $4.35 per share, for an aggregate purchase price of $72,501,450. The terms of the Repurchase Agreement require the closing of the repurchase to occur on or prior to June 2, 2009, subject to customary closing conditions and the execution of certain agreements. Assuming the closing of the Repurchase Transaction, FBR TRS Holdings will hold 16,666,049 shares of the Company’s common stock, representing approximately 39% of the outstanding shares of the Company’s common stock after the repurchase.

After the Repurchase Transaction, we believe that our existing cash and cash equivalents balances totaling $135 million after the transaction, comprised primarily of investments in money market funds investing in short term U.S. Treasury securities, cash flows from operations, other sources of liquidity and execution of our financing strategies will be sufficient to meet our cash requirements. We believe we will be able to continue to obtain short term financing, such as margin financing and temporary subordinated financing, in amounts and at interest rates consistent with our financing objectives. We will, however, continue to consider our ongoing capitalization alternatives and may seek debt or equity financings, in public or private transactions, to provide capital for corporate purposes and/or strategic business opportunities.

Under the Repurchase Agreement, Arlington Asset and FBR TRS Holdings have agreed, with respect to the shares FBR TRS Holdings owned as of the record date for the Company’s next Annual Meeting of Shareholders to be held on June 4, 2009 and that are to be repurchased, to provide certain of our designated representatives with an irrevocable proxy to vote such shares “FOR” the election of each nominee for director recommended by the Company’s Board of Directors (the “Board”) and “FOR” each other recommendation of the Board on other matters to be voted on at such meeting.

Pursuant to the Repurchase Agreement, Arlington Asset has agreed to waive all registration rights it may have with respect to our next follow-on equity offering so long as such offering occurs within one year after the date of the Repurchase Agreement, provided that, if the aggregate public offering price of the shares of our common stock to be registered and sold in the follow-on offering exceeds $90 million, then Arlington Asset will have the option to elect either (a) to sell the number of shares up to 50% of the shares registered and sold in that follow-on offering in excess of $90 million, or (b) sell up to 100% of the shares to be sold pursuant to the underwriters’ over allotment option in that follow-on offering. Further, in addition to agreeing to a customary lock up restriction in connection with our next equity offering, Arlington Asset has agreed not to sell any of its shares of our common stock prior to our next equity offering, unless we have not filed a registration statement with respect to such an offering within 45 days of the Repurchase Date or such sale is at a price per share at least equal to $4.35.

In the Repurchase Agreement, we have agreed to file a shelf registration statement at Arlington Asset’s request in the event that Arlington Asset sells, or proposes to sell, at least 400,000 shares to a third party (a “Selling Shareholder”). The shelf registration statement would include such number of shares of our common stock held by Arlington Asset after the Repurchase Transaction (the “Remaining Shares”) as are held by one or more Selling Shareholders and may also include any shares held by Arlington Asset. We are obligated to file such shelf registration statement as soon as reasonably practicable after Arlington Asset’s request and in any event no later than 90 days after the request. In certain circumstances, Arlington Asset may request that we file multiple registration statements relating to the Remaining Shares but in no event may Arlington Asset request more than six registration statements.

We have also agreed following the closing of the Repurchase Transaction to cooperate diligently and in good faith with Arlington Asset, if requested, to facilitate the sale of the Remaining Shares, in whole or in part, to prospective purchasers, subject to the terms and conditions set forth in the Repurchase Agreement.

The Company’s proxy statement related to the Annual Meeting of Shareholders to be held on June 4, 2009 filed with the SEC will be amended to reflect the events described herein.

In addition, we agreed to enter into the following agreements in connection with the closing of the Repurchase Transaction, the material terms of which are described below:

Amended and Restated Voting Agreement. We agreed to enter into the amended and restated voting agreement with Arlington Asset, FBR TRS Holdings, Forest Holdings (ERISA) LLC (“Forest ERISA”), and Forest Holdings LLC (“Forest” and, together with Forest ERISA, “Crestview”), which agreement will amend and restate the Voting Agreement, dated as of July 20, 2006 (the “Voting Agreement”), by and between the Company, Arlington Asset, FBR TRS Holdings, and Crestview. The material terms of the amended provisions and certain new provisions are as follows:

•

with respect to Board representation, (i) the provision giving FBR TRS Holdings the right to designate three nominees for election or appointment to the Board will be amended to provide for only two nominees (the “AAI Designees”), who will be Eric F. Billings (for so long as he is entitled to be nominated pursuant to the Director Agreement, dated as of December 21, 2008, by and between Eric F. Billings and the Company (the “Director Agreement”)) and, initially Ralph S. Michael, III, (ii) the provision giving FBR TRS Holdings the right to designate four independent director nominees for election or appointment to the Board will be amended to be the right of the Board (acting by majority vote), with such nominees continuing to be reasonably acceptable to Crestview; and (iii) the Board will have the right to designate the Chief Executive Officer of the Company as a nominee for election or appointment to the Board;

•

the provision giving FBR TRS Holdings the right to remove and replace independent directors will be amended to be the right of the Board, with such replacements continuing to be reasonably acceptable to Crestview;

•

the provision giving any party the right to remove and replace their designees will be amended to clarify that FBR TRS Holdings does not have the right to remove and/or replace Eric F. Billings for so long as he is entitled to be nominated pursuant to the Director Agreement;

•

for so long as FBR TRS Holdings has the right to designate one director nominee for election or appointment to the Board, Crestview may not take any action to cause the removal of an AAI Designee except for “Cause” and in that event FBR TRS Holdings may nominate a replacement for the director so removed;

•

for so long as FBR TRS Holdings has the right to designate one director nominee for election or appointment to the Board, each Committee of the Board, to the extent permitted by applicable law, shall have as a member at least one AAI Designee, provided that to the extent that applicable law does not permit such designee(s) to be full members of such Committees, such designee(s) will be entitled to observer status on such Committees;

•

the scale-back of FBR TRS Holdings’ right to designate nominees for election or appointment to the Board will be amended to provide that FBR TRS Holdings’ right to designate any nominees for election or appointment to the Board will terminate at such time that it ceases to beneficially own at least 10% of the Company’s issued and outstanding shares of common stock;

•

from and after the Company’s Annual Meeting of Shareholders to be held on June 4, 2009, Arlington Asset and any of its permitted transferees will only be obligated to vote for the election of Crestview’s Board nominees;

•

with respect to FBR TRS Holdings’ voting obligations, FBR TRS Holdings will vote on all matters to be voted on by the shareholders of the Company in accordance with the recommendation of the Board only until completion of the Company’s Annual Meeting of Shareholders to be held on June 4, 2009;

•	Arlington Asset and Crestview will terminate the Governance Agreement, dated as of July 20, 2006, by and among Arlington Asset, FBR TRS Holdings, and Crestview;
•

the rights of FBR TRS Holdings under the agreement, and the obligations of the other parties with respect to such rights, will expire (unless earlier expired or terminated in accordance with the terms of the amended agreement) at such time as FBR TRS Holdings and its affiliates who are parties to the agreement cease to own at least 10% of the outstanding shares of the Company’s common stock, provided that FBR TRS Holdings and its affiliates and any transferees to which it transfers at least a 10% interest in the Company, so long as FBR TRS Holdings or any such transferee continues to own any capital stock of the Company, will continue to be obligated to vote in accordance with the Board representation provisions, which, after the Company’s Annual Meeting of Shareholders to be held on June 4, 2009, will be only to vote in favor of the election of Crestview’s Board nominees;

•	nothing contained in the amended agreement will abrogate any of the rights of Eric F. Billings or the Company under or with respect to the Director Agreement; and
•	no director will be required to take any action that in such director’s judgment would be inconsistent with such director’s fiduciary duties under applicable law.

Transition Services Agreement. We agreed to enter into the transition services agreement with Arlington Asset pursuant to which we will continue to provide, or cause one or more of our subsidiaries to provide, to Arlington Asset certain services for fees at a fixed dollar amount (not to exceed the first quarter 2009 amounts paid by Arlington Asset to us). We believe the terms of these services in the aggregate are at least as favorable to us as those we could have obtained from unrelated third parties through arm’s length negotiations. The services that we will provide to Arlington Asset include the following: employee benefits services, human resources and financial-related services, data and network services and infrastructure, and facilities services, in each case subject to reductions in services (and associated costs) as requested by Arlington Asset. Arlington Asset will use all commercially reasonable efforts to transition away from the services provided by us as soon as practicable and in any event no later than one year after the date of the agreement.

Assignment and Assumption Agreement. We agreed to enter into the assignment and assumption agreement with Arlington Asset pursuant to which Arlington Asset will assign and we will assume all of Arlington Asset’s rights under certain agreements and any other agreements that may later be identified by Arlington Asset or us that relate now, did relate or will relate primarily to our business.

Trademark and Copyright Assignment. We agreed to enter into the trademark and copyright assignment with Arlington Asset, pursuant to which Arlington Asset will transfer to us ownership of all trademarks or service marks registered or owned by Arlington Asset or any of its majority-owned subsidiaries, in each case, that relate to our business, including all trademarks or services marks containing the terms “Friedman,” “Billings,” “Ramsey,” “FBR,” and “Pegasus,” and all registered or unregistered copyright(s) and/or copyright registration(s) and/or application(s) related thereto owned by Arlington Asset or its majority-owned subsidiaries that relate to our business.

Domain Name Assignment. We agreed to enter into the domain name assignment with Arlington Asset, pursuant to which Arlington Asset will transfer all right, title and interest of Arlington Asset and its majority-owned subsidiaries in and to any internet domain names that relate to our business and are registered in the name of, or controlled pursuant to contractual agreement by, Arlington Asset or any of its majority-owned subsidiaries, or that contain any of the terms “Friedman,” “Billings,” “Ramsey,” “FBR,” “Pegasus” or combinations, modifications or versions thereof.

Trademark License Agreement. In addition, we agreed to enter into the trademark license agreement with Arlington Asset, pursuant to which we will grant Arlington Asset a limited license to use certain of the trademarks and service marks to be assigned to us under the trademark and copyright assignment, including the right to use the corporate name “Friedman, Billings, Ramsey Group, Inc.” and the ticker symbol “FBR,” until the earlier of the date that Arlington Asset completes its name change and ceases all use of the rights granted under the agreement, or six months after the date of the agreement. The trademark license also includes the right to use certain of the trademarks in connection with the outstanding trust preferred securities issued by FBR Capital Trust(s) for the remainder of the term of the trust preferred securities.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Repurchase Transaction, the following agreements will be terminated, the material terms of which are described below:

Corporate Agreement. In connection with our July 2006 private offering, we entered into a corporate agreement with Arlington Asset pursuant to which, among other things, we granted to Arlington Asset a continuing option to purchase, through FBR TRS Holdings, additional shares of our common stock. In addition, the corporate agreement contains indemnification and contribution provisions pursuant to which Arlington Asset agreed to indemnify us against any and all liabilities and claims relating to the businesses contributed to us prior to completion of our 2006 private offering and claims arising out of any breach by Arlington Asset of any of its obligations under the corporate agreement. We also had agreed to indemnify Arlington Asset and related persons against any and all liabilities and claims arising out any breach by us of any of our obligations under the corporate agreement. In 2008, we did not receive or make any payments pursuant to the indemnification and contribution provisions. The corporate agreement also provided certain guidelines for the pursuit of corporate opportunities identified by directors serving both on our Board and the Board of Arlington Asset.

Services Agreement. In connection with our July 2006 private offering, we entered into a services agreement with Arlington Asset pursuant to which we provide, or cause one or more of our subsidiaries to provide, to Arlington Asset certain services for fees based on actual costs incurred by us and our subsidiaries in providing the services. Similarly, Arlington Asset agreed to provide to us under the same services agreement certain services for fees based on actual costs incurred by Arlington Asset and its subsidiaries in providing the services.

Trademark License Agreement. In connection with our July 2006 private offering, we entered into a trademark license agreement with Arlington Asset, pursuant to which Arlington Asset granted to us a non-exclusive, royalty-free license to use the names “Friedman Billings Ramsey” and “FBR” and the related trademarks in the operation of our business. Under this agreement, we have the right to use on a royalty-free basis the “Friedman Billings Ramsey” and “FBR” names and related trademarks for so long as Arlington Asset beneficially owns at least 5% of our outstanding capital stock.

Governance Agreement. In connection with our July 2006 private offering, Arlington Asset and FBR TRS Holdings entered into a governance agreement with Crestview. The governance agreement provides Crestview with, among other things, customary tag-along sale rights after the expiration of a one-year lock-up period beginning on the date that our 2006 private offering was completed. During the lock-up period, neither Crestview nor FBR TRS Holdings may transfer any shares of our common stock it owns except in certain specified circumstances. Crestview also agreed in the governance agreement that upon the expiration of Crestview’s lock-up period, Arlington Asset and its affiliates would have a right of first offer with respect to any shares of our common stock that Crestview intends to sell, other than sales in a public offering, pursuant to Rule 144 under the Securities Act (except in a privately negotiated sale to a known counter-party) or to certain permitted transferees, and a right of first refusal with respect to sales by Crestview of any shares of our common stock it holds to certain entities that we have identified.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Repurchase Transaction, the Company announced that Mr. John T. Wall would not stand for reelection to the Board at the Company’s Annual Meeting of Shareholders to be held on June 4, 2009. Arlington Asset has designated Mr. Ralph S. Michael, III, as director nominee standing for election at the annual meeting of shareholders, who will replace Mr. Wall as a director if elected. Mr. Wall will continue to serve as a director of the Company through the end of his current term.

Item 7.01	Regulation FD Disclosure.

On May 18, 2009, the Company issued a press release announcing the Repurchase Transaction. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Exhibits.

Exhibit 10.1	Stock Repurchase Agreement, dated as of May 18, 2009, by and among the Registrant, Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.), and FBR TRS Holdings, Inc.

Exhibit 10.2	Form of Amended and Restated Voting Agreement by and among the Registrant, Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.), FBR TRS Holdings, Inc., Forest Holdings (ERISA) LLC, and Forest Holdings LLC

Exhibit 10.3	Form of Transition Services Agreement by and between the Registrant and Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)

Exhibit 10.4	Form of Assignment and Assumption Agreement by and between the Registrant and Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)

Exhibit 10.5	Form of Trademark and Copyright Assignment by and between the Registrant and Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)

Exhibit 10.6	Form of Domain Name Assignment by and between the Registrant and Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)

Exhibit 10.7	Form of Trademark License Agreement by and between the Registrant and Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.)

Exhibit 99.1	FBR Capital Markets Corporation Press Release dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

Date: May 18, 2009	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer